UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

July 6, 2017
(Date of Report)
(Date of earliest event reported)

JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)

New York
(State or jurisdiction of incorporation)

0-11507	13-5593032
----------------------------------------------------	---------------------------------------------
Commission File Number	IRS Employer Identification Number
111 River Street, Hoboken NJ	07030
----------------------------------------------------	---------------------------------------------
Address of principal executive offices	Zip Code
Registrant’s telephone number, including area code:	(201) 748-6000
---------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  [ ] Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)
  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)
  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))
  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR   240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously announced, on May 8, 2017, Mark J. Allin resigned from John Wiley & Sons, Inc. (the “Company”).  The Company entered into a Separation and Release Agreement with Mr. Allin on July 6, 2017, to be effective as of June 9, 2017 (the “Agreement”).  The terms of the Agreement include the following:

•	Severance of 2x annual base salary;
•	Continued vesting of stock options and restricted share units granted under the Company’s Executive Long-Term Incentive Plan;
•	Accelerated vesting of all earned but unvested performance share units;
•	Prorated participation in FY16-18 and FY17-19 performance cycles, with payout based on actual performance determined at the end of the cycles;
•	Accelerated vesting of the remaining balance of restricted share grant from June 2015 (7,500 shares);
•	Payment of earned incentives under the Company’s FY17 Executive Annual Incentive Plan;
•	Agreement to act as a senior advisor consultant to the Company, through August 2017, for a total amount of $429,000;
•	24 months’ coverage under the Company’s health and insurance plans, to the extent comparable coverage is not provided by a new employer;
•	Reimbursement for professional services (i.e., legal, tax and financial consulting) up to $150,000 per year for two (2) years;
•	A covenant not to compete for nine (9) months and a non-solicitation clause for one (1) year;
•	All payments and benefits Mr. Allin is entitled to under the Company’s Supplemental Executive Retirement Plan, and other UK and US deferred compensation plans; and
•	Reimbursement of relocation expenses from the U.S. to the U.K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JOHN WILEY & SONS, INC.
Registrant

By	/s/ Matthew S. Kissner
Matthew S. Kissner
Interim Chief Executive Officer and
Chairman of the Board

By	/s/ John A. Kritzmacher
John A. Kritzmacher
Chief Financial Officer and
Executive Vice President, Technology and Operations

Dated: July 12, 2017